Exhibit 10.8
SIXTH AMENDMENT TO
PURCHASE AND SALE AGREEMENT

This Sixth Amendment to the Purchase and Sale Agreement (the “Sixth Amendment”) is made and entered into effective the 9th day of October, 2014, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture partnership (“Seller”) and OWENS REALTY CAPITAL, LLC, a Florida limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, the Seller and Purchaser have entered into that certain Purchase and Sale Agreement dated July 11, 2014, as amended by a First Amendment to Purchase and Sale Agreement dated as of July 23, 2014, as further amended by a Second Amendment to Purchase and Sale Agreement dated as of August 20, 2014, as further amended by a Third Amendment to Purchase and Sale Agreement dated as of September 5, 2014, as further amended by a Fourth Amendment to Purchase and Sale Agreement dated as of September 26, 2014, and as further amended by a Fifth Amendment to Purchase and Sale Agreement dated as of October 2, 2014 as it may now or hereafter be properly amended (the “Agreement”); and

WHEREAS, the parties hereto desire to further amend the Agreement as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, all of which each party respectively agrees constitutes sufficient consideration received at or before the execution hereof, the parties hereto do hereby agree as follows:

1.Ratification of the Purchase Agreement. Except as specifically amended hereby, the Agreement shall continue in full force and effect according to its terms. The parties hereto, by their execution hereof, do hereby ratify, affirm and agree to continue to be bound by the Agreement, as amended, nothing herein being deemed a waiver of strict compliance with the terms thereof.

2.Definitions. Article I of the Agreement is hereby amended by deleting the definition of, "Closing Date" in its entirety and replacing it with the following new definition:

"Closing Date" shall mean on or before October 24, 2014 as further described in Section 2.6 hereof.

3.Financing Contingency. Section 6.1 paragraph (d) of the Agreement is hereby amended by deleting the definition of, "Financing Contingency Date" in its entirety and replacing it with the following new definition:

"Financing Contingency Date" shall mean on or before October 17, 2014 as further described in Section 6.1 hereof.

4.Counterpart Execution. This Sixth Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument. Further, a facsimile signature of either party on any counterpart may be relied upon as an original signature.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have duly signed, sealed and delivered this Amendment effective on the day and year first above written.

SELLER:
FUND XIII and FUND XIV ASSOCIATES,
a Georgia joint venture partnership

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randy A Simmons
Name: Randy A. Simmons
Title: Assistant Treasurer

(CORPORATE SEAL)

By:    Wells Real Estate Fund XIV, L.P.,
a Georgia limited partnership, Venturer

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By: /s/ Randy A. Simmons
Name: Randy A. Simmons
Title: Assistant Treasurer

(CORPORATE SEAL)

PURCHASER:
OWENS REALTY CAPITAL, LLC, a Florida limited liability company

By: /s/ Scott P. Consoli
Name: Scott P. Consoli
Title: Authorized Representative